Exhibit 20.8
Page 1 of 3

                    Navistar Financial 1998 - A Owner Trust
                           For the Month of May 1998
                      Distribution Date of June 15, 1998
                            Servicer Certificate #1

Original Pool Amount                                      $500,864,370.04

Beginning Pool Balance                                    $500,864,370.04
Beginning Pool Factor                                           0.0000000

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $12,300,235.36
     Interest Collected                                     $3,934,183.72

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                              $0.00
Total Additional Deposits                                           $0.00

Repos / Chargeoffs                                            $504,548.19
Aggregate Number of Notes Charged Off                                   0

Total Available Funds                                      $16,234,419.08

Ending Pool Balance                                       $488,059,586.49
Ending Pool Factor                                              0.9744346

Servicing Fee                                                 $417,386.98

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $19,632,575.63
     Target Percentage                                               5.25%
     Target Balance                                        $25,623,128.29
     Minimum Balance                                       $10,017,287.40
     (Release) / Deposit                                            $0.00
     Ending Balance                                        $19,632,575.63

Current Weighted Average APR:                                       9.573%
Current Weighted Average Remaining Term (months):                   49.46

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days           $2,203,735.30      2,041
                                31 - 60 days            $333,039.63        290
                                60+  days                $34,654.06         40

     Total:                                           $2,571,428.99      2,050

     Balances:                  60+  days             $1,205,270.88         40

Memo Item - Reserve Account
     Prior Month                                     $17,530,252.95
+    Invest. Income                                           $0.00
+    Excess Serv.                                     $2,102,322.68
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $19,632,575.63

Exhibit 20.8
Page 2 of 3

Navistar Financial 1998 - A Owner Trust
For the Month of May 1998

                                                     NOTES

                                   TOTAL           CLASS A           CLASS B
                              $500,864,370.04   $483,334,000.00   $17,530,370.04
Distributions:
     Distribution Percentages                            96.50%            3.50%
     Coupon                                              5.940%           6.100%

Beginning Pool Balance        $500,864,370.04
Ending Pool Balance           $488,059,586.49

Collected Principal            $12,300,235.36
Collected Interest              $3,934,183.72
Charge - Offs                     $504,548.19
Liquidation Proceeds/Recoveries         $0.00
Servicing                         $419,386.98
Cash Transfer from Reserve Account      $0.00
Total Collections Available
  for Debt Service             $15,817,032.10

Beginning Balance             $500,864,370.04   $483,334,000.00   $17,530,370.04

Interest Due                      $909,925.87       $877,251.21       $32,674.66
Interest Paid                     $909,925.87       $877,251.21       $32,674.66
Principal Due                  $12,804,783.55    $12,356,616.13      $448,167.42
Principal Paid                 $12,804,783.55    $12,356,616.13      $448,167.42

Ending Balance                $488,059,586.49   $470,977,383.87   $17,082,202.62
Note / Certificate Pool Factor                           0.9744           0.9744
Total Distributions            $13,714,709.42    $13,233,867.34      $480,842.08
Interest Shortfall                      $0.00             $0.00            $0.00
Principal Shortfall                     $0.00             $0.00            $0.00
     Total Shortfall                    $0.00             $0.00            $0.00
      (required from Reserve)
Excess Servicing                $2,102,322.68
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance $19,632,575.63
(Release) / Draw                        $0.00
Ending Reserve Acct Balance    $19,632,575.63

Exhibit 20.8
Page 3 of 3

Navistar Financial 1998 - A Owner Trust



Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                   5                   4                  3                  2                  1
                                Jan-98              Feb-98             Mar-98             Apr-98             May-98
Beginning Pool Balance           N/A                 N/A                N/A                N/A          $500,864,370.04

A)   Loss Trigger:
Principal of Contracts
  Charged Off                    N/A                 N/A                N/A                 N/A             $504,548.19
Recoveries                       N/A                 N/A                N/A                 N/A                   $0.00

Total Charged Off (Months 5, 4, 3)                  $0.00
  Total Recoveries (Months 3, 2, 1)                 $0.00
  Net Loss / (Recoveries) for 3 Mos                 $0.00(a)

  Total Balance (Months 5, 4, 3)                    $0.00(b)

  Loss Ratio Annualized  [(a/b) * (12)]              N/A

  Trigger:  Is Ratio > 1.5%                          N/A
                                                                       Mar-98             Apr-98             May-98

B)   Delinquency Trigger:                                               $0.00              $0.00          $1,205,270.88
     Balance delinquency 60+ days                                     0.00000%           0.00000%              0.24064%
     As % of Beginning Pool Balance                                   0.00000%           0.00000%              0.08021%
     Three Month Average

Trigger:  Is Average > 2.0%                          N/A

C)   Noteholders Percent Trigger:                    3.9197%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                           No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain


  Vice President and Treasurer